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                                                                  EXHIBIT 10.13


                             BRIDGE LOAN AGREEMENT

         THIS BRIDGE LOAN AGREEMENT (the "Agreement") is made and entered into this 2nd day of November 2004 (the "Effective Date"), by and between ENER1 GROUP, INC., a Florida corporation ("Ener1") and SPLINEX TECHNOLOGY INC., a Delaware corporation, with principal place of business at 550 West Cypress Creek Rd., Suite 410, Ft. Lauderdale, Florida 33309, ("Splinex").

         NOW, THEREFORE, in consideration of the following premises and for other good and valuable considerations, the parties hereby agree as follows:

         1. LOAN. Ener1 agrees to make a bridge loan in the amount of $100,000 the "Bridge Loan Amount," to Splinex in accordance with the provisions hereof which shall be evidenced by the Note in the form attached hereto as Exhibit A (the "Note").

         2. FUNDING OF BRIDGE LOAN. No later than five business days after the execution of this Agreement, Ener1 shall effect wire transfers of immediately available funds of the Bridge Loan Amount. The date upon which Splinex's bank has confirmed receipt of such funds in Splinex's account shall be the "Funding Date."

         3. INTEREST. The Bridge Loan Amount shall accrue interest at the rate of 5% per annum.

         4. BRIDGE LOAN REPAYMENT. Splinex has a Revolving Debt Funding Commitment Agreement with Bzinfin S.A., pursuant to which it may borrow $2,500,000 (the "Bzinfin Funding") that will be effective upon the occurrence of certain events, including without limitation the closing of a merger between Splinex and Ener1 Acquisition, Inc. Splinex shall repay the Bridge Loan Amount, and any interest that has accrued, from the proceeds of the Bzinfin Funding or any other private investment in Splinex within the earlier of: (i) February 21, 2005 or (ii) five business days of receiving the aggregate of $1,250,000 from the Bzinfin Funding, any other such private investment, or revenues.

         5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         6. LOAN SECURITY. The parties hereby acknowledge and agree that this Bridge Loan is an unsecured obligation of Splinex.

         7. NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier, (c) when delivered by hand, or (d) the


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expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses:


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(a)      If to Ener1, to:

                 Ener1 Group, Inc.
                 550 West Cypress Creek Road, Suite 120
                 Fort Lauderdale, FL 33309
                 Attention: Mike Zoi, President
                 Fax: (954) 202-2884

or to such other Person or address as Ener1 shall furnish by notice to the other parties in writing.

(b)      If to Splinex, to:

                 Splinex Technology Inc.
                 550 W. Cypress Creek Road, Suite 410
                 Fort Lauderdale, FL 33309
                 Attention: Michael Stojda, President and CEO
                 Fax: (954) 660-6561

         8. ATTORNEYS FEES. In the event of a dispute between the parties, the prevailing party shall be entitle to all reasonable attorneys fees and costs incurred before any trial, arbitration, or other proceeding as well as all other relief granted in any suit or other proceeding.

         9. U.S. DOLLAR DENOMINATED. Except where specifically provided otherwise, all transactions herein shall be in U.S. dollars.

         10. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding between the parties hereto and supersedes any and all prior agreements, understandings, and arrangements relating to the subject matter hereof.

         11. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ENER1 GROUP, INC.,                              SPLINEX TECHNOLOGY INC.


/s/ Mike Zoi                                    /s/ Michael Stojda
---------------------------                     -------------------------------
Name: Mike Zoi                                  Name: Michael Stojda
Title: President                                Title: President and CEO


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                                      NOTE

$100,000.00                                                    NOVEMBER 2, 2004

         FOR VALUE RECEIVED, SPLINEX TECHNOLOGY INC., a Delaware corporation, (the "Company") promises to pay to Ener1 Group, Inc., a Florida corporation (the "Holder"), or its successors and assigns, the principal sum of One Hundred Thousand Dollars ($100,000) or such lesser amount as shall then equal the outstanding principal amount hereof (the "Bridge Loan Amount"), together with interest on the unpaid principal balance at a rate equal to 5% per annum. Interest under this Note shall be calculated on the basis of a 365-day year for the actual number of days elapsed (i.e. 1/365's of a full year's interest shall accrue for each day any principal amount of this Note is outstanding beyond the date hereof). All capitalized terms not otherwise defined herein shall have the meaning so given in the Bridge Loan Agreement.

         1. TERM. The Company shall repay the Bridge Loan Amount, and any interest that has accrued, from the proceeds drawn pursuant to that certain Revolving Debt Funding Commitment Agreement between the Company and Bzinfin, S.A. or any other private investment in Splinex within the earlier of: (i) February 21, 2005 or (ii) five business days of receiving the aggregate of $1,250,000 from the Bzinfin Funding, any other such private investment, or revenue.

         2. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                  (a) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (b) Involuntary Bankruptcy or Insolvency Proceedings. The Company seeks the appointment of a receiver, trustee, liquidator, or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency, or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.


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         3.       RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or
existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, (a) interest on the unpaid balance of this Note shall accrue at 12% per annum until paid in full and (b) the Holder may declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power, or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

         4. PREPAYMENT. This Note may be prepaid in whole or in part at any time by the Company without penalty or premium. Any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note, and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

         5. TAXES. All payments by the Company under this Note shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Note. Notwithstanding anything to the contrary contained in this paragraph, the Company shall not be liable for the payment of any tax on or measured by net income imposed on the Holder pursuant to the income tax laws of the United States. The Company shall further pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to this Note or any of the other documents evidencing this loan (herein referred to as "Other Taxes"). The Company shall pay all Taxes and Other Taxes when due (and indemnify the Holder against any liability therefor) and shall promptly (and in any event not later than 30 days thereafter) furnish to the Holder any certificates, receipts, and other documents which may be required (in the reasonable judgment of the Holder) to establish any tax credit to which the Holder may be entitled. The Company shall indemnify the Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by the Holder or any liability (including interest and penalties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Without prejudice to the survival of any other agreement of the Company hereunder, the obligations of the Company under this paragraph shall survive the termination of this Note and the repayment of the loan.

         6. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and benefit the successors and permitted assigns of the parties.

         7. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived, or modified only upon the written consent of both the Company and the Holder.


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Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company and the Holder of this Note.

         8. ASSIGNMENT BY THE COMPANY. Neither this Note nor any of the rights, interests, or obligations hereunder may be assigned, by operation of law, or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

         9. NOTICES. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the records maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         10. EXPENSES; WAIVERS. The Company promises to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, stamp taxes, and all other fees and expenses incurred in connection with enforcement of this Note. The Company hereby waives notice of default, presentment, or demand for payment, protest, or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         11. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida or of any other state.

         12. WAIVER OF JURY TRIAL. THE COMPANY HEREBY, AND THE HOLDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER MAKING THE LOAN EVIDENCED BY THIS NOTE

         IN WITNESS WHEREOF, the Company has caused this Bridge Note to be issued as of the date first written above.


                                Splinex Technology Inc., a Delaware corporation

                                By:
                                   --------------------------------------------
                                Name: Michael Stojda
                                Title: President and CEO


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